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                                                                   Exhibit 10.12
COMMERCIAL NOTE AND CREDIT AGREEMENT
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Borrower's name                                              Date
                              The Buckle, Inc.                        05/31/2001
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Promise to Pay: For value received, the undersigned Borrower (if more than on, jointly and severally) promise(s) to pay to the order of Wells Fargo Bank Nebraska, N.A. (the "Bank"), at 21 West 21st Street Kearney, NE 68847 or at any other place designated at any time by the holder of this promissory note (the "Note") in lawful money of the United States of America, the principal sum of Seven Million Five Hundred Thousand and 0/100___________________________________
________________________________________________________________________________

Dollars ($7,500,000.00), together with interest on the unpaid principal amount in accordance with the repayment terms set forth below.
INTEREST: Interest on this Note, calculated on the basis of actual days elapsed in a 360 day year, will accrue as follows (choose one of the following):

[ ] on the unpaid principal amount of this Note at the Note Rate.
[ ] on the unpaid principle amount of this Note at the __________ of the Note Rates selected at any time.
[ ] on the unpaid principal amount of this Note:
     up to and including $____________________ at the Note Rate.
     from $ ___________________ to and including $ ____________________ at the
     Note Rate _______ __________%. from $ ___________________ to and including
     $ ____________________ at the Note Rate _______ __________%. in excess of $
     ___________________ at the Note Rate _______ __________%.
[ ] if the unpaid principal amount of this Note:
     is not in excess of $ ___________________ at the Note Rate, is equal to or greater than $ ___________________ but not in excess of
     $ ___________________ at the Note Rate ___________ _____________%,
     is equal to or greater than $ ___________________ but not in excess of
     $ ___________________ at the Note Rate _________ _________%,
     is equal to or greater than $ ___________________ at the Note Rate _______ __________%.
     NOTE RATE: The Note Rate under this Note shall be (choose the applicable Note Rate(s)):
 [ ] an annual rate of _________ % (the "Note Rate"),
 [ ] an  annual rate equal to the Index Rate, or _______ % _____ the Index Rate, or ______ % of the Index Rate from time to time in effect, each change in the interest rate to become effective on the day the corresponding change in the Index Rate becomes effective, or ________________________________________________________________________
     with an initial interest rate equal to 7.0000 % (the "Note Rate"),
 [ ] an annual rate as set forth in the Interest Rate Addendum attached to this
     Note (the "Note Rate"), provided that if this Note has a variable rate of interest, [ ] the Note Rate shall at no time be less than an annual rate of ________ %, and
 [ ] shall at no time exceed an annual rate of ________ %. In no event shall the rate of interest applicable to this Note under any term or condition exceed the maximum rate permitted by law.
 [ ] "Index Rate" means  the "Base Rate" which is the rate of interest established by ____________________________________________________________
     from time to time as its "base" or "prime" rate, or the "Wall Street Rate" which is the highest "prime" rate of interest reported in the Wall Street Journal "Money Rates" Table, or
 [ ] the _______________________________________________________________________
________________________________________________________________________________

REPAYMENT TERMS: Unless payable sooner as a result of its acceleration, the Borrower promises to pay this Note as follows (choose the applicable Repayment
Term).
  PRINCIPAL. Principal shall be payable:
  [ ] on the earlier of demand or _____________________ (the "Due Date").
  [ ]  on 05/31/2002 (the "Due Date").
  INTEREST.  Interest shall be payable:
  [ ] on the Due Date.
  [ ] monthly, commencing 06/30/2001 and on the last day of each succeeding month and on the Due Date.
      Unless applicable law requires the Bank to apply amounts in come other matter, all payments shall be applied first in payment of billed interest, then to the payment of any outstanding late fees, and the balance thereof shall be applied in reduction of the principal amount outstanding, provided however, that if an event of default has occurred then all payments will be applied as directed by the Bank, in its sole discretion.
  "DUE DATE" means the maturity date of this Note whether it is the sated maturity date or an earlier date by reason of acceleration or demand.
[ ] REVOLVING LINE. The Borrower may borrow, prepay, and reborrow under this Note until the Due Date within the limits of this Note, and subject to the terms and conditions in any other agreements between the Borrower and the Bank.
LATE FEE: Each time that a scheduled payment is not paid when due or within ________ days afterwards, the Borrower agrees to pay a late fee


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equal to [ ] $ _________________ , or [ ] ________ % of the full amount of the late payment, or [ ] the _________ of $ or _________ % of the full amount of the late payment. Acceptance by the Bank of any late fee shall not constitute a waiver of any default hereunder.
[ ] OTHER FEES: [ ] The Borrower shall pay to the Bank [ ] a nonrefundable, one-time Origination Fee equal to $ ______________________ and/or
[ ] a non-refundable, one-time ___________________________________ equal to
$ ____________________ at any time this Note is signed.
[ ] The Borrower shall by to the Bank a(n) Letter of Credit Fee equal to
$ ______________________ , or  _____________ % per   annum (calculated on the
basis of actual days elapsed in a _____ day year) of the average daily unused portion, maximum principal amount of the line evidenced by this Note, payable ____________________ , in arrears, commencing 06/30/2001 and on the lastday of each succeeding ______________ and on the Due Date.

[ ] ADDITIONAL INTEREST BEFORE AND AFTER THE DUE DATE: Each time that a scheduled payment is not paid when due or within ______ days afterward, additional interest will begin accruing on the next calendar day on the entire unpaid principal amount of this Note at an annual rate of _________ % in excess of the Note Rate ("Additional Interest Rate"). Acceptance by the Bank of Additional Interest shall not constitute a waiver of any default hereunder. The unpaid principal and interest due on this Note after the Due Date shall bear interest until paid at the Additional Interest Rate (except in North Dakota).

PREPAYMENT: The Borrower may at any time prepay this Note, in whole or in part and any prepayments shall be applied against outstanding principal only after all billed interest and any outstanding late fees have been paid in full.

SECURITY: In addition to any other collateral interest given to the Bank previously, now, or in the future, by separate agreements not referenced herein, which states it is given to secure this Note or all indebtedness of the Borrower to the Bank, this Note is secured with a(n) __________________________ dated _______________________ GUARANTY: Payment of this Note is guaranteed by
________________________________________________________________________________
by execution of a guaranty agreement(s) in a form acceptable to the Bank.

REPRESENTATIONS: The Borrower is a Corporation , and is duly authorized to make and perform this Note, which constitutes a valid and enforceable obligation of the Borrower. All balance sheet, profit and loss statements, footnotes and other information furnished to the Bank in connection with this Note, are true, correct and complete and fairly and accurately reflect the financial condition and progress of the Borrower and its subsidiaries, if any, at the date thereof, including contingent liabilities of every type, and the Borrower warrants that said financial condition has not changed materially since such dates.

ENVIRONMENTAL MATTERS: To the best of the Borrower's knowledge following diligent inquiry: 1) the Borrower and its subsidiaries, if any, are in compliance and fully intend and expect to remain in compliance in all material respects with all applicable environmental, health, and safety statues and regulations, 2) the properties and business of the Borrower and its subsidiaries, if any, are not and in the future will not be subject to any present or contingent environmental liability which could have a material adverse effect on the Borrower's business, and 3) the Borrower and its subsidiaries, if any, have not incurred, directly or indirectly, any material contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment. So long as any indebtedness remains outstanding under this Note, the Borrower will and will cause its subsidiaries, if any, to inform the Bank promptly and in writing whenever Borrower obtains knowledge of a problem or information about releases, emissions or discharges which could form the basis of an environmental claim against the Borrower or its subsidiaries, if any.

AFFIRMATIVE COVENANTS: So long as any indebtedness remains outstanding under this Note, the Borrower will and will cause its subsidiaries, if any, to (choose the applicable paragraph(s) from the following):

[ ] 1. Maintain insurance with financially sound and reputable insurers covering its properties and business against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business and industry practices, with the Bank named as mortgagee, lender loss payee, or loss payee, as applicable, in such policies of insurance.

[ ] 2. Maintain its existence and its business operations as in effect on the date of this Note and in accordance with all applicable laws and regulations and comply with all such laws and regulations, pay its indebtedness and obligations when due under normal terms, and pay on or before the respective due date all taxes, assessments, fees and other governmental monetary obligations, except as the same may be contested in good faith as an hereafter provided.

[ ]  3. Maintain proper books of record and account.

[ ] 4. Furnish to the Bank such information or books and records as the Bank may reasonably request, including, but not limited to, the following. (Fill in applicable requirements)

  [ ] a. Within 60 days after each fiscal quarterly period, a balance sheet as of the end of such period, and a statement of profit and loss and Statement of Changes in Owners Equity, from the beginning of the then fiscal year to the end of said period, certified as correct by one of its authorized agents.

  [ ] b. Within ______ days after, and as of the end of each of its fiscal years, a detailed financial statement, including a balance sheet and a statement of profit and loss and Statement of Changes in Owners Equity, compiled reviewed audited by an independent certified public accountant of recognized standing.

  [ ] c. For purposes of subparagraphs a and b of this section, if the Borrower has subsidiaries, the financial statements required will be provided on a consolidated and consolidating basis.

  [ ] d. A periodic listing in form and frequency satisfactory to the Bank of any property of the Borrower which is security for repayment of indebtedness evidenced hereby.

  [ ] e. Within ______ days after each _______________________________________ a borrowing base certificate in form satisfactory to the Bank, current through the end of that period certified as correct by an authorized representative of the Borrower.

  [ ] f. Within 30 days after and as of the end of each fiscal ______________ an aged listing of the Borrower's accounts receivable and accounts payable, in form and substance acceptable to the Bank.

  [ ] g. Annual personal financial statements and federal income tax returns of the Borrower and the guarantor(s), if any, including supporting


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documents for any tax returns (such as W-2 forms, 1099 forms, and Schedule K-1 forms).

[ ] 5. Cause to be subordinated to the indebtedness of Borrower to the Bank, in a form acceptable to the Bank, indebtedness of the Borrower or its subsidiaries, if any to:

[ ] 6. This loan will be at zero for a period of at least 60 consecutive days.

NEGATIVE COVENANTS: The definitions contained in the Definitions section below shall apply to the negative covenants contained in paragraphs 1 to 20 below. Without the written consent of the Bank, so long as any indebtedness remains outstanding thereunder, the Borrower will not and will not permit its subsidiaries, if any to (choose the applicable paragraph(s) and provisions within a paragraph(s) form the following):

1. Permit the outstanding principal amount of this Note at any time to exceed the aggregate of the following:
[ ]  __________% of its Acceptable Accounts Receivable,
[ ]  __________% of its Inventory,
[ ]  __________% of its Equipment,
[ ]  less _____________________________________________________

[ ] 2. Permit its Net Working Capital to be less than $ ______________ as of the end of each fiscal:

[ ] 3. Permit its ratio of Current Assets to Current Liabilities to be less than
___________ to 1.0 as of the end of each fiscal: ____________________.

[ ] 4. Permit its ratio of Debt to Tangible Net Worth to be more than
____________ to 1.0 as of the end of each fiscal:

[ ] If this box is checked, Subordinated Debt shall be subtracted from Debt and added to Tangible Net Worth for purposes of calculating compliance under this covenant.

[ ] 5. Permit its ratio of Tangible Net Worth to be less than $ _____________ as of the end of each fiscal: _______________________. [ ] If this box is checked, Subordinated Debt shall be subtracted from Debt and shall be added to Tangible Net Worth for purposes of calculating compliance under this covenant.

[ ] 6. Permit its ratio of Traditional Cash Flow to Current Maturities of Long-Term Debt to be less than _______________ to 1.0 as of the end of each fiscal: _______________________. [ ] If this box is checked, Interest Expense shall be added to Traditional Cash Flow and Current Maturities of Long-Term Debt for purposed of calculating compliance under this covenant.

[ ] 7. Permit its ratio of Net Cash After Operations to the sum of Financing Costs and Current Maturities of Long-Term Debt to be less than ______________ to
1.0 for any fiscal year.

[ ] 8. Permit its Traditional Cash Flow to be less than $ ________________ for any fiscal year.

[ ] 9. Permit its After Tax Net Income, as determined in accordance with Generally Accepted Accounting Principles, to be less than $_________________ for any fiscal year.

[ ] 10. Permit its [ ] Net Cash After Operations [ ] Net Cash Income [ ] Cash After Debt Amortization, to be less than $ for any fiscal year.

[ ] 11. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock, except dividends payable in its capital stock.

[ ] 12. Allow any partner or owner withdrawals or cash dividends in any fiscal year in the aggregate exceeding $

[ ] 13. Incur or permit to remain outstanding indebtedness for borrowed money or installment obligations, except indebtedness to the Bank, existing indebtedness disclosed to the Bank in writing, and indebtedness to _________________________. For purposes of this paragraph, the sale of any accounts receivable shall be deemed the incurring of indebtedness for borrowed money.

[ ] 14. Create, or permit to exist, any lien on any of Borrower's property, real or personal, except liens to secure indebtedness permitted in writing by the Bank, liens to the Bank, liens incurred in the ordinary course of business securing current nondeliquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities, and liens for taxes being contested in good faith if liabilities relating thereto have been properly reflected on Borrower's books or, at request of the Bank, adequate funds or collateral has been pledged to insure payment.

[ ] 15. Consolidate or combine with, or merge into, any other corporation or business entity, or permit any other compensation or business entity to merge into Borrower, nor shall it convey, lease or sell, all or a material portion of Borrower's assets or business, except the sale of inventory to customers in the ordinary course of business; nor shall Borrower lease, purchase or otherwise acquire, all or a material portion of the assets or business of any other corporation or business entity.

[ ] 16. Guarantee, or otherwise become or remain, secondary liable on the undertaking of another, except for endorsement of checks for deposit and collection in the ordinary course of business.

[ ] 17. Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated prime or certificates of deposit in commercial banks.

[ ] 18. Expend for, or contract for lease or rental of, or otherwise acquire fixed assets, if the aggregate costs of such expenditures, leases or rentals, or acquisitions to the Borrower and all subsidiaries, if any, shall exceed $_______________________ in any one fiscal year. Fixed assets shall be determined by Generally Accepted Accounting Principles, and shall include, but are not limited to, land, buildings, leaseholds, machinery, equipment, patents, patent rights, copyrights, trademarks and goodwill.

[ ] 19. Pay, or award compensation of any type which exceeds
$______________________ in any one fiscal year to

[ ] 20. _______________________________________________________________________.


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Definitions. The definitions set forth below shall apply to this Note including the negative covenants contained in paragraphs 1 to 20 under Negative Covenants above:

      1. "Acceptable Accounts Receivable" shall mean the Borrower's accounts receivable, determined in accordance with generally accepted accounting principles consistently applied, that are: (i) aged 90 days or less; (ii) not due from any party 10% or more of whose accounts are more than 90 days in age;
(iii) not subject to offset or dispute, (iv) not due from the U.S. Government, foreign entities, of affiliates or subsidiaries of the Borrower, (v) not representing booked but unfilled orders, and (vi)
_____________________________________________.

       2. "Cash After Debt Amortization" shall mean, for the fiscal year of the Borrower, Net Cash After Operations less the sum of: (i) Financing Costs, and
(ii) Current Maturities of Long-Term Debt.

      3. "Current Assets" shall mean the aggregate amount of the Borrower's assets properly shown as current assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, minus the following: receivables and other amounts due from any shareholder, director, officer, or employee of the Borrower, and receivables and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower.

      4. "Current Liabilities" shall mean the aggregate amount of the Borrower's liabilities properly shown as current liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, minus any portion of such current liabilities which the Bank determines, in its sole discretion, to be subordinated in a satisfactory manner to the Borrower's indebtedness to the Bank.

       5. "Current Maturities of Long-Term Debt" shall mean, that portion of the Borrower's "Long-Term Debt," that matures or that is scheduled to be paid during the fiscal year of the Borrower. For the purposes of this definition, "Long-Term Debt" shall mean the following: (i) the aggregate amount of the Borrower's properly shown as non-current liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, as of the last day of its preceding fiscal year; and (ii) any new liabilities of the Borrower incurred during its fiscal year that, in accordance with generally accepted accounting principles consistently applied, should be shown as non-current liabilities on its balance sheet at fiscal year-end.

      6. "Debt" shall mean the aggregate amount of the Borrower's items properly shown as liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

      7. "Equipment" and "Inventory" shall have the same meaning as is given to those terms under the Uniform Commercial Code in the State in which the Bank is located.

      8. "Financing Costs" shall mean the sum of the following for the fiscal year of the Borrower: (i) if the Borrower is a corporation, any dividends paid on any class of its stock (except for stock dividends); if the Borrower is a partnership, any distributions and withdrawals paid to its partners; and (ii) Interest Expense less any net increase or plus any net decrease in interest payable during the fiscal year of the Borrower.

      9. "Interest Expense" shall mean, for the fiscal year of the Borrower, the amount of interest expense properly shown on its year-end income statement, determined in accordance with generally accepted accounting principles consistently applied.

      10. "Net Cash After Operations" shall mean, for the fiscal year of the Borrower, the amount of net cash provided by operating activities, determined in accordance with generally accepted accounting principles consistently applied under the direct method, as described in Statement of the Financial Accounting Standards Board No. 95 - Statement of Cash Flows ("FASB 95"), but adjusted by adding back any interest paid (net of amount capitalized) under FASB 95.

       11. "Net Cash Income" shall mean, for the fiscal year of the Borrower, Net Cash After Operations less Financing Costs.

       12. "Net Working Capital" shall mean Current Assets minus Current Liabilities.

      13. "Net Worth" shall mean the aggregate amount of the Borrower's items properly shown as assets on its balance sheet minus the aggregate amount of the Borrower's items properly shown as liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

      14. "Subordinated Debt" shall mean the amount of the Borrower's Debt that has been subordinated to the Borrower's indebtedness to the Bank, in a form and manner satisfactory to the Bank.

      15. "Subsidiaries" are defined as any corporation or other entity of which more than 50% of the voting stock or controlling interest is owned or controlled, directly or indirectly, by the Borrower or one or more subsidiaries of the Borrower.

      16. "Tangible Net Worth" shall mean Net Worth minus the aggregate amount of the Borrower's items properly shown as the following types of assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied: (i) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs, and other like assets properly classified as intangible; (ii) leasehold improvements, (iii) receivables, loans and other amounts due from any shareholder, director, officer, or employee of the Borrower for partner, if the Borrower is a partnership, and receivables, loans and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower; and (iv) investments or interest in non-public companies.

       17. "Traditional Cash Flow" shall mean, for the fiscal year of the Borrower, the aggregate amount of the following items properly shown on its year-end income statement, determined in accordance with generally accepted accounting principles consistently applied: (i) net income after taxes; (ii) amortization expense; (iii) depreciation and depletion expense; (iv) deferred tax expense; and (v) similar types of noncash charges against income which the Bank determines, in its sole discretion, to be appropriate "add-backs."

DEFAULT AND ACCELERATION: Borrower will be in default under this Note if:

(i) the Borrower fails to pay when due any principal, interest or other amounts due under this Note, or (ii)the Borrower fails to perform or observe any term or covenant of this Note or any related documents or perform under any other agreement with the Bank, or (iii) the Borrower or any subsidiary fails to perform or observe any agreement with any other creditor that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness or obligation to be accelerated. or (iv) the Borrower changes its legal form of organization, or (v) any representation or warranty made by the Borrower in applying for the loan evidenced by this Note is untrue in any material respect, or (vi) a garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower or any subsidiary that is in the Bank's possession or for indebtedness owed to the Borrower or any subsidiary by the Bank, or (vii) any Guaranty given in connection herewith may have become, in the Bank's judgment, unenforceable, or (viii) the Bank at any time, in good faith, believes that the Borrower will not be able to pay this Note when it is due, then or at any time thereafter unless such default is cured the Bank may, at is opinion, declare all unpaid principal, accrued interest, fees and all other amounts payable under this Note to be immediately due and payable, without notice or demand to the Borrower, and if this Note evidences a line of credit, terminate the line of credit without notice to the Borrower. If, however, this Note is payable on demand, nothing herein contained shall preclude or limit the Bank from demanding payment of this Note at any time and for any reason, without notice.

AUTOMATIC ACCELERATION: If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's or any subsidiary's properties, or if a petition is filed by or against the Borrower or any subsidiary under the United States Bankruptcy Code, or if the Borrower is dissolved or liquidated (if an entity), or dies (if an individual), the unpaid principal, accrued interest and all other amounts payable under this Note will automatically become due and payable without notice or demand and, if this Note evidences a line of credit, the line of credit will automatically terminate.

REMEDIES ON DEFAULT: If the indebtedness evidenced hereby is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law and/or by agreement of the Borrower, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code. Any requirement of reasonable notice mandated by the Uniform Commercial Code shall be met if the Bank sends such notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. The Borrower shall be liable for any deficiency remaining after disposition of any property in which the Bank has a security interest to secure payment of the indebtedness evidenced hereby, and the computation of such deficiency or of the amount required to redeem such property shall include, unless otherwise prohibited by law, reasonable attorney's fees and legal expenses.

WAIVER: Each endorser hereof or any other party liable for the indebtedness evidenced hereby severally waives demand, presentment, notice of dishonor and protest of this Note, and consents to any extension or postponement of time of its payment without limit as to the number or period thereof, to any substitution, exchange or release of all or any part of any collateral securing this Note, to the addition of any party hereto, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable hereon for the payment of the indebtedness evidenced hereby.

AMENDMENT OR MODIFICATION OF TERMS: Any amendment or modification of this Note must be in writing and singed by the party against whom enforcement of such amendment or modification is sought. The Bank may change any of the repayment terms of this Note, including extensions of time and renewals, and release or add any party liable on this Note, or agree to the substitution or release of any security collateralizing this Note without notifying or releasing from liability any accommodation party, endorser, or guarantor. The Bank may suspend or waive any rights or remedies that it may have against any person who may be liable for its repayment.

MISCELLANEOUS: No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise thereof or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and singed by the Bank, nor shall a waiver by the Bank on one occasion be constructed as a bar to, or waiver of, any such right on any future occasion. Any reference to the Bank herein shall be deemed to include any subsequent holder of this Note. This Note is accepted in the stave where the Bank is located, and shall be governed by the laws of the state where the Bank is located. The Borrower agrees to pay all costs in connection with the borrowing represented by this Note or security given, including any taxes, stamp, insurance or otherwise, payable by reason of the execution and delivery of this Note and any relation documents. In the event the Bank is required to collect this Note following its Due Date or the bankruptcy of any maker hereof, the Borrower will pay the Bank such further amounts as shall be sufficient to cover the costs and expenses incurred in collecting this Note and liquidating any security or guaranties given in support hereof, including reasonable attorneys' fees and expenses required to take such actions in any court, including any bankruptcy court.

ARBITRATION: The Bank and Borrower agree, at the request of either party, to submit to binding arbitration all claims, disputes and controversies whether in tort, contract, or otherwise, except "core proceedings" under the U.S. Bankruptcy Code arising between themselves and their respective employees, officers, directors, attorneys and other agents, which relate in any way without limitation to this Note, including by way of example but not by way of limitation the negotiation, collateralization, administration, repayment, modification, default, termination and enforcement of the loans or credit evidenced by this Note. Arbitration under this Agreement will be governed by the Federal Arbitration Act (Title 9 of the United States Code), except in Colorado where it will be governed by Colorado law, and proceed in the city where the Bank's principal office is located, or such other location as the Bank and Borrower my agree and shall be conducted by the American Arbitration Association ("AAA") in accordance with the AAA's commercial arbitration rules ("AAA Rules"). Arbitration will be conducted before a single neutral arbitrator selected in accordance with AAA Rules and who shall be an attorney who has practiced commercial law for at least ten years. The arbitrator will determine whether an issue is arbitratable and will give effect to applicable statues of limitation. Judgement upon the arbitrator's award may be entered in any court having jurisdiction. The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summary judgment. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The arbitrator will award costs and expenses in accordance with the provisions of this Note. Discovery will be governed by the rules of civil procedure in effect in the state where the Bank's principal office is located. Discovery must be completed at least 20 days before the hearing date and within 180 days of the commencement of arbitration. Each request for an extension and all other discovery disputes will be determined by the arbitrator upon a showing that the request is essential for the party's presentation and that no alternative means for obtaining information are available during the initial discovery period. This Agreement does not limit the right of either party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies such as setoff or repossession; or
(iii) obtain provisional remedies such as replevin, injunctive relief, attachment or the appointment of a receiver during the pendency or before or after any arbitration proceeding. These exceptions do not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of these remedies.

STATE LAW REQUIREMENTS:

If the Bank is located in IOWA: IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOE AND AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE AND AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER. BY SIGNING THIS NOTE AND AGREEMENT, THE BORROWER ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE AND AGREEMENT.

If the Bank is located in MINNESOTA: This extension of credit is made under (i) Minn. Stat 47 204 if this Note is from an individual and is secured by a first lien on residential real estate; (ii) Minn. Stat 334 01, subd. 2, if the initial advance under this Note is $100,000.00 or more and it is not secured by a first lien on residential real estate.

If the Bank is located in NEBRASKA: A credit agreement must be in writing to be enforceable under law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forebear repayment of money or to make any other financial accommodation in connection with is loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

If the Bank is located in TEXAS: THIS WRITTEN LOAN AGREEMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRIDICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. CHAPTER 346 OF THE TEXAS FINANCE COSD OR ANY SUCCESSOR STATUTE WHICH REGULATE CERTAIN REVOLVING LOAN ACCOUNTS SHALL NOT APPLY TO THIS AGREEMENT.

If the Bank is located in NORTH DAKOTA: In all events the Note Rate shall be the same rate after the Due Date as was in effect on the Due Date. If this Note is secured by a mortgage on real property located in North Dakota except a first mortgage, THIS OBLIGATION MAY BE THE BASIS FOR A

PERSONAL ACTION AGAINST THE PROMISOR OR PROMISORS IN ADDITION TO THE OTHER REMEDIES ALLOWED BY LAW. (The term "Promisor" or "Promisors" means the Borrower herein). If the Note is secured by a mortgage on commercial real property located in North Dakota, the Bank has the right, following an event of default, to proceed to obtain and collect a deficiency judgment, together with foreclosure of the real property mortgaged under applicable laws.

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SIGNATURES
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Borrower's Name
The Buckle, Inc.

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Signature                                     Signature
x_______________________________________________________________________________
Name and Title (if applicable)                Name and Title (if applicable)
Dennis Nelson, President & CEO
--------------------------------------------------------------------------------
Signature                                     Signature
x_______________________________________________________________________________
Name and Title (if applicable)                Name and Title (if applicable)

--------------------------------------------------------------------------------
Street address                                City, State, Zip Code
2407 West 24th Street                         Kearney, NE  68847
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Loan Purpose:  [ ] Business, and/or [ ] this Note is given as replacement for, and not in satisfaction of the promissory note given by the Borrower to the Bank dated 05/31/2000.
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Bank's Name

Wells Fargo Bank Nebraska, N.A.
--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Name and Title
Larry Jepson, President